Exhibit 99.1

Perrigo Company Limited Announces Offering of $2,300,000,000 Senior Notes

ALLEGAN, MICHIGAN, November 5, 2013 /PRNewswire/ – Perrigo Company Limited, a limited company incorporated under the laws of Ireland (“Issuer”), announced that it has commenced an offering of Senior Notes due 2016, Senior Notes due 2018, Senior Notes due 2023 and Senior Notes due 2043, in an aggregate principal amount of $2,300,000,000.

The Issuer intends to use the net proceeds from the offering, together with proceeds from its credit facilities and certain cash, to fund the cash purchase price of the previously announced acquisition (the “Acquisition”) by Perrigo Company, a Michigan Corporation (“Perrigo”) (NYSE/TASE: PRGO), of Elan Corporation, plc, a public limited company incorporated under the laws of Ireland (“Elan”), to refinance certain outstanding indebtedness of Perrigo and to pay related fees and expenses.

The offering of the notes is expected to close prior to the consummation of the Acquisition. Pending consummation of the Acquisition, the net proceeds from the offering (after payment of certain hedging and other transaction related expenses) will be deposited into an escrow account. If the Acquisition is not consummated for any reason on or prior to April 29, 2014, which may be extended in certain circumstances to July 29, 2014, the proceeds from the offering will be used to redeem the notes at a redemption price of 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest to, but not including, the redemption date.

The notes will be guaranteed on a senior unsecured basis by (i) upon the closing of the offering, certain of the Issuer’s subsidiaries that were formed for the purpose of facilitating the Acquisition, (ii) substantially concurrently with the consummation of the Acquisition and the release of the escrow property from the escrow account, Perrigo and certain subsidiaries of Perrigo that will guarantee the Issuer’s new term loan credit facility and revolving credit facility (together, the “Permanent Credit Facilities”) and (iii) within 60 days after the consummation of the Acquisition, Elan and certain of Elan’s subsidiaries that will guarantee the Permanent Credit Facilities.

The notes will be offered and sold to qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The notes have not been registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and the rules promulgated thereunder.

The offering of the notes is subject to market and other conditions and there can be no assurance that the offering will be consummated on the terms described above or at all.

No Offer or Solicitation

This announcement is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Cautionary Statement regarding Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Issuer’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Issuer or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or other comparable terminology. The Issuer has based these forward-looking statements on its current expectations, assumptions, estimated and projections. While the Issuer believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Issuer’s control. These and other important factors, including those discussed under “Risk Factors” in Perrigo’s Form 10-K for the year ended June 29, 2013, as well as the Company’s subsequent filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date here, and unless otherwise required by applicable securities laws, the Issuer disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Irish Takeover Rules

The Perrigo Company directors accept responsibility for the information contained in this communication. To the best of the knowledge and belief of the Perrigo Company directors (who have taken all reasonable care to ensure that such is the case), the information in this communication is in accordance with the facts and does not omit anything likely to affect the import of such information.

Persons interested in 1% or more of any relevant securities in Perrigo or Elan may have disclosure obligations under Rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules 2007 (as amended).

SOURCE Perrigo Company

For further information, contact Arthur J. Shannon, Vice President, Investor Relations and Global Communications, (269) 686-1709, E-mail: ajshannon@perrigo.com; Bradley Joseph, Senior Manager, Investor Relations and Global Communications, (269) 686-3373, E-mail: bradley.joseph@perrigo.com